                                  EXHIBIT 12
                  HILTON HOTELS CORPORATION AND SUBSIDIARIES
              Computation of Ratios of Earnings to Fixed Charges


                                      1989     1990     1991     1992     1993
                                     ------   ------   ------   ------   ------
Pre-tax income including
 50% owned companies                 $162.0   $168.0   $121.3   $156.8   $156.2
 Add: Interest expense from
        Wholly-owned                   62.0     54.3     58.1     66.9     80.4
        50% owned                      20.0     18.9     10.8      7.3      9.5
        Distributions from less than
         50% owned                      2.4      5.5      5.2      4.8      6.4
                                     ------   ------   ------   ------   ------
      SUB-TOTAL (A)                   246.4    246.7    195.4    235.8    252.5

 Add: Rent expense (interest factor)
        Wholly-owned                    1.7      1.8      1.7      1.8      2.1
        50% owned                         -      0.6      0.6      0.9      0.8
                                     ------   ------   ------   ------   ------
      TOTAL (B)                       248.1    249.1    197.7    238.5    255.4
                                     ======   ======   ======   ======   ======
Interest expense
      Wholly-owned                     62.0     54.3     58.1     66.9     80.4
      50% owned                        20.0     18.9     10.8      7.3      9.5
      Capitalized interest             19.6     14.6      5.2      4.9      2.1
                                     ------   ------   ------   ------   ------
      SUB-TOTAL (C)                   101.6     87.8     74.1     79.1     92.0

 Add: Rent expense (interest factor)
        Wholly-owned                    1.7      1.8      1.7      1.8      2.1
        50% owned                         -      0.6      0.6      0.9      0.8
                                     ------   ------   ------   ------   ------
      TOTAL (D)                      $103.3   $ 90.2   $ 76.4   $ 81.8   $ 94.9
                                     ======   ======   ======   ======   ======

 Ratios
 ------
      Interest (A/C)                    2.4      2.8      2.6      3.0      2.7
      Fixed charges (B/D)               2.4      2.8      2.6      2.9      2.7

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